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                                                                    EXHIBIT 99.3

               UP TO $11,000,000 CONVERTIBLE PREFERRED SECURITIES
                 ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

                        GREATER ATLANTIC CAPITAL TRUST I

            6.50% CUMULATIVE CONVERTIBLE TRUST PREFERRED SECURITIES

                   (LIQUIDATION AMOUNT $10.00 PER CONVERTIBLE
                   PREFERRED SECURITY) FULLY, IRREVOCABLY AND
              UNCONDITIONALLY GUARANTEED ON A SUBORDINATED BASIS,
                   AS DESCRIBED IN THE ENCLOSED PROSPECTUS BY

                        GREATER ATLANTIC FINANCIAL CORP.







To Our Clients:

         As described in the enclosed prospectus, Greater Atlantic Capital Trust I, Greater Atlantic Financial Corp.'s newly formed financing subsidiary, is distributing to Greater Atlantic Financial's shareholders of record on February 4, 2002, rights to purchase 6.50% convertible preferred securities. Shareholders of record will receive 0.365 subscription rights for each share of Greater Atlantic Financial common stock held on the record date. Enclosed for your consideration are:


         1.       Prospectus; and


         2.       Subscription instruction form.

         Each whole right will entitle you to purchase one convertible preferred security for $10.00 under the basic subscription privilege. You will also have the right to oversubscribe for up to the maximum number of convertible preferred securities offered in the rights offering if you exercise your full basic subscription privilege. If Greater Atlantic Financial receives oversubscription requests for more convertible preferred securities than it has available for oversubscription, you will receive only your pro rata portion of these convertible preferred securities based on the number of convertible preferred securities you subscribe for pursuant to your oversubscription privilege to the total number of convertible preferred securities subscribed for pursuant to oversubscription privileges.

         The convertible preferred securities represent an indirect interest in Greater Atlantic Financial's 6.50% convertible junior subordinated debentures. The convertible debentures have the same payment terms as the convertible preferred securities and will be purchased by Greater Atlantic Capital Trust I using the proceeds from the rights offering. The convertible preferred securities are convertible into shares of Greater Atlantic Financial common stock as described in the enclosed prospectus.

         THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE SHARES OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF THE RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND IN ACCORDANCE WITH YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any convertible preferred securities to which you are entitled under the terms and conditions set forth in the enclosed prospectus and subscription instruction form. We urge you to read these documents carefully before instructing us as to the exercise of your subscription rights.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise subscription rights on your behalf in accordance with the provisions of the rights offer. The rights offering expires

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at 5:00 p.m., Eastern time, on March 5, 2002, unless extended. Once you have exercised the basic subscription privilege or the oversubscription privilege, you may not revoke that exercise. Subscription rights are non-transferable.

         If you wish us, on your behalf, to exercise the subscription rights for any convertible preferred securities to which you are entitled, please instruct us by completing, executing and returning to us the enclosed subscription instruction form.

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         THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON
                  MARCH 5, 2002, UNLESS THE OFFER IS EXTENDED.
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